Exhibit 23(c)


           [Letterhead of Wise Carter Child & Caraway]


                           May 9, 1995







Entergy Corporation
225 Baronne Street
New Orleans, Louisiana  70112

Gentlemen:

      We consent to the reference to our firm under the heading "Experts" in the Quarterly Report on Form 10-Q being filed on or about the date hereof by Entergy Corporation, Arkansas Power &
Light Company, Gulf States Utilities Company, Louisiana Power & Light Company, Mississippi Power & Light Company ("MP&L"), New Orleans Public Service Inc., and System Energy Resources, Inc. ("System Energy"). We further consent to the incorporation by reference of such reference to our firm into System Energy's Registration Statement on Form S-3, and the related prospectus (File No. 33-47662) pertaining to System Energy's First Mortgage Bonds, and into MP&L's Registration Statements on Form S-3, and the related prospectuses (File Nos. 33-53004, 33-55826 and 33-50507) pertaining to MP&L's General and Refunding Mortgage Bonds and MP&L's Preferred Stock.

                         Very truly yours,

                         WISE CARTER CHILD & CARAWAY,
                         Professional Association



                         By:   /s/ Robert B. McGehee
                              Robert B. McGehee